                              AGGREGATE EXCESS OF LOSS
                               REINSURANCE AGREEMENT

                                      between

           THE INSURANCE SUBSIDIARIES OF BUSINESS INSURANCE GROUP, INC.,
               ACTING SOLELY ON BEHALF OF THE FOLLOWING SUBSIDIARIES:

                     CALIFORNIA COMPENSATION INSURANCE COMPANY
                             BUSINESS INSURANCE COMPANY
                        COMBINED BENEFITS INSURANCE COMPANY
                     COMMERCIAL COMPENSATION INSURANCE COMPANY
                                        and

                        INTER-OCEAN REINSURANCE COMPANY LTD.

                                        INDEX


     ARTICLE I.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . 1

     ARTICLE II.    AGGREGATE RETENTION, NET RETENTION AND AGGREGATE LIMIT . 3

     ARTICLE III.   REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . 4

     ARTICLE IV.    REMITTANCES  . . . . . . . . . . . . . . . . . . . . . . 4

     ARTICLE V.     PREMIUM  . . . . . . . . . . . . . . . . . . . . . . . . 5

     ARTICLE VI.    COMMUTATIONS OF CEDED REINSURANCE  . . . . . . . . . . . 6

     ARTICLE VII.   CREDIT FOR REINSURANCE . . . . . . . . . . . . . . . . . 6

     ARTICLE VIII.  FUNDS WITHHELD . . . . . . . . . . . . . . . . . . . . . 8

     ARTICLE IX.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .10

     ARTICLE X.     RESERVING, TAXES, RIGHT OF INSPECTION AND
                    PARTICIPATION, CLAIMS MANAGEMENT, TERRITORY  . . . . . .10

     ARTICLE XI.    EXCLUSIONS   . . . . . . . . . . . . . . . . . . . . . .11

     ARTICLE XII.   EXTRA CONTRACTUAL OBLIGATIONS; LOSSES
                    IN EXCESS OF POLICY LIMITS . . . . . . . . . . . . . . .12

     ARTICLE XIII.  DECLARATORY JUDGMENT EXPENSES  . . . . . . . . . . . . .13

     ARTICLE XIV.   ERRORS AND OMISSIONS . . . . . . . . . . . . . . . . . .13

     ARTICLE XV.    INSOLVENCY . . . . . . . . . . . . . . . . . . . . . . .13

     ARTICLE XVI.   TERM AND TERMINATION . . . . . . . . . . . . . . . . . .14

     ARTICLE XVII.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . .14

     ARTICLE XVIII. NOTICES  . . . . . . . . . . . . . . . . . . . . . . . .14

     ARTICLE XIX.   ASSIGNMENTS AND SURVIVAL . . . . . . . . . . . . . . . .15

     ARTICLE XX.    FEDERAL EXCISE TAX . . . . . . . . . . . . . . . . . . .15

     ARTICLE XXI.   CURRENCY . . . . . . . . . . . . . . . . . . . . . . . .15

     ARTICLE XXII.  ACTUARIAL REVIEW CLAUSE  . . . . . . . . . . . . . . . .15

     ARTICLE XXIII. ARBITRATION  . . . . . . . . . . . . . . . . . . . . . .16

     ARTICLE XXIV.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .17

     SIGNATURE PAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

     ATTACHMENT A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

                              AGGREGATE EXCESS OF LOSS
                               REINSURANCE AGREEMENT

          THIS AGREEMENT is made and entered into as of September 3, 1998 by and between BUSINESS INSURANCE GROUP, INC. (the "Company") solely on behalf of its subsidiaries CALIFORNIA COMPENSATION INSURANCE COMPANY, BUSINESS INSURANCE COMPANY, COMBINED BENEFITS INSURANCE COMPANY, COMMERCIAL COMPENSATION INSURANCE COMPANY (hereinafter collectively referred to as the "Reinsured") and INTER-OCEAN REINSURANCE COMPANY LTD., a Bermuda stock insurance company (the "Reinsurer").

          WHEREAS, the Reinsurer desires to reinsure the Reinsured, and the Company desires that the Reinsurer reinsure the Reinsured, to the extent and upon the terms and conditions set forth herein; and

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


ARTICLE I. DEFINITIONS

          As used herein, the following terms shall have the following respective meanings:

          "ACCIDENT YEAR" as used herein shall refer to each 12-month period commencing January 1 and ending December 31 in which covered claims occur. For purposes of this Agreement, the period from the immediately preceding January 1 to, but not including the Effective Date also shall be considered an Accident Year.

          "AGGREGATE ULTIMATE NET LOSSES" shall mean the aggregate sums paid or to be paid by the Reinsured in settlement of losses under contracts and policies that are the Subject Business reinsured hereunder, including Allocated Loss Adjustment Expenses, plus any Extra Contractual Obligations and Losses in Excess of Policy Limits and any Declaratory Judgment Expenses, all as respects covered losses attributable to claims made (for claims made policies) and losses occurring during the Accident Years prior to the Effective Date and paid or payable by the Reinsured while the Agreement is in effect for which the Reinsured is liable, after making proper deductions for, all Ceded Reinsurance, whether collectible or not, and all salvages, and all recoveries of every nature.

          Aggregate Ultimate Net Losses does not include any of the following: (i) all net losses or ALAE paid by the Reinsured before the Effective Date, (ii) all net losses or ALAE incurred by the Reinsured for losses occurring, on or after the Effective Date, (iii) all net losses or ALAE under insurance or reinsurance contracts and policies written by the Reinsured on or after the Effective Date, (iv) all net losses or ALAE under contracts and policies written by the Reinsured before the Effective Date but amended, effective on or after the Effective Date but only to the extent that such losses would not have been covered prior to the effective date of such amendments, (v) all net losses or ALAE for which the Reinsured becomes obligated to pay as a result of a merger with or acquisition of any other insurance or reinsurance company, (vi) all unallocated loss adjustment expenses of the Reinsured, and (vii) all costs and expenses of the Reinsured incurred in connection with Ceded Reinsurance collection activities.

          "AGGREGATE RETENTION" shall have the meaning and be determined as set forth in Attachment A.

          "ALLOCATED LOSS ADJUSTMENT EXPENSES" or "ALAE" shall mean all expenses including but not limited to court costs, attorney fees, medical cost containment expenses, outside adjuster fees, and prejudgment and postjudgment interest that are incurred by the Reinsured and are allocable to specific losses that are or would be covered under this Agreement in each case as determined in accordance with the Company's standard practice in effect as of the Effective Date of this Agreement. However, such amounts shall not include office expenses of the Reinsured, including salaries of their officials and employees, and loss adjustment expenses unallocable to claims recoverable under contracts and policies reinsured hereunder.

          "CEDED REINSURANCE" shall mean those contracts of reinsurance in effect on the Effective Date as to which the Reinsured is a party as a ceding insurer and that reinsures the obligations of the Reinsured with respect to any portion of Aggregate Ultimate Net Losses hereunder. Ceded Reinsurance shall specifically not include the Quota Share Reinsurance Contract entered into by the Reinsured with affiliates of Superior National Insurance Group, Inc. effective May 1, 1998.

          "COMMUTATION" shall mean a commutation, release of liability, loss portfolio transfer or other similar transaction, which is consummated or is effective on or after the Effective Date with respect to any Ceded Reinsurance.

          "DECLARATORY JUDGMENT EXPENSES" shall have the meaning set forth in
Article XIII hereof.

          "EFFECTIVE DATE" shall mean the date of consummation of the closing of a private sale of the Company.

          "EXTRA CONTRACTUAL OBLIGATIONS" shall have the meaning set forth in
Article XII hereof.

          "INCURRED BUT NOT REPORTED" or "IBNR" shall refer to that amount of reserves for outstanding losses and Allocated Loss Adjustment Expenses arising from insured losses that have already occurred prior to the Effective Date but have not yet been reported to and/or recorded as losses recoverable under contracts and policies reinsured hereunder by the Reinsured.

          Such amounts shall contemplate the ultimate valuation of such losses and Allocated Loss Adjustment Expenses.

          "LOSSES IN EXCESS OF POLICY LIMITS" shall have the meaning set forth in Article XII hereof.

          "PREMIUM" shall have the meaning set forth in Article V hereof.

          "QUARTERLY REPORT" shall have the meaning set forth in Article III hereof.

          "SUBJECT BUSINESS" shall mean all contracts and policies where the related insurance and reinsurance premium has been written and earned by the Reinsured before the Effective Date for claims made, or losses occurring, during all Accident Years prior thereto, subject to the exclusions set forth in Article XI herein.

          "SUBJECT NET EARNED PREMIUM" shall mean gross premium earned by the Reinsured less earned premium ceded for Ceded Reinsurance that inures to the benefit of this Agreement, and less earned premium derived from any Pool, Association, Syndicate, Exchange Plan, Fund or other facility described in
Article XI, from January 1, 1998 through and including the Effective Date.

          "YEARLY REPORT" shall have the meaning set forth in Article III hereof.

ARTICLE II. AGGREGATE RETENTION, NET RETENTION AND AGGREGATE LIMIT

          (a) COVER. Commencing on the Effective Date, the Reinsurer hereby agrees to indemnify the Reinsured in respect of all Aggregate Ultimate Net Losses in excess of the Aggregate Retention up to but not exceeding the Aggregate Limit.

          (b) AGGREGATE RETENTION. The Reinsured shall retain all Aggregate Ultimate Net Losses in an amount equal to the Aggregate Retention. The Reinsured shall first pay the entire amount of its Aggregate Retention under Subject Business and the Reinsurer shall thereafter pay its Aggregate Limit on Subject Business to the extent Aggregate Ultimate Net Losses exceed the Reinsured's Aggregate Retention.

          (c) AGGREGATE LIMIT. THE MAXIMUM AMOUNT OF AGGREGATE ULTIMATE NET LOSSES THAT MAY BE CEDED UNDER THIS AGREEMENT SHALL NOT EXCEED $175,000,000. UNDER NO CIRCUMSTANCES WILL THE REINSURER'S INDEMNITY OBLIGATION HEREUNDER EXCEED $175,000,000 IN TOTAL IN EXCESS OF THE REINSURED'S AGGREGATE RETENTION.

ARTICLE III. REPORTS

          (a) YEARLY REPORTS. During the term of this Agreement, the Reinsured shall deliver to the Reinsurer, within ninety-five (95) calendar days after the end of each calendar year, a report (a "Yearly Report") setting forth (i) its calculation of Aggregate Ultimate Net Losses cumulative to date, (ii) the annual convention statements of the Reinsured as filed hereafter with the appropriate insurance regulatory authority, and (iii) if applicable, a statement of any amount payable by the Reinsurer pursuant to Articles II and IV hereof and a demand for payment of such amount. Paid and outstanding losses including a provision for Incurred But Not Reported losses, contemplating the ultimate valuation of losses and ALAE shall be provided by reserve category, line of business and Accident Year.

          (b) QUARTERLY REPORTS. During the term of this Agreement, the Reinsured shall deliver to the Reinsurer, within sixty (60) calendar days after the end of each calendar quarter, a report (a "Quarterly Report") setting forth (i) its calculation of Aggregate Ultimate Net Losses cumulative to date, and (ii) if applicable, a statement of any amount payable by the Reinsurer pursuant to Articles II and IV hereof and a demand for payment of such amount. Paid and outstanding losses including a provision for Incurred But Not Reported losses, contemplating the ultimate valuation of losses and ALAE shall be provided by reserve category, line of business and Accident Year.

          (c) ADDITIONAL REPORTS. In addition, the Reinsured shall include in Quarterly Reports or any Yearly Reports during the term of this Agreement such additional information and documentation as the Reinsurer may reasonably request and specify (including, but not limited to, data supporting reserve reviews (to the extent available in the ordinary course of business of the Reinsured), Ceded Reinsurance monitoring and collection activity, Commutations, loss activity on asbestos, pollution and other categories with respect to Incurred But Not Reported loss calculations, and all adjustments to net losses).

          (d) CONFIDENTIALITY OF REPORTS. Except as otherwise required by law, by governmental or regulatory authorities, or in response to a court order, or upon the prior written consent of the Reinsured, all non-public information included in all Yearly Reports, Quarterly Reports and Additional Reports and amendments thereto shall be kept confidential by the Reinsurer and its directors, officers, employees, agents and representatives, shall not be disclosed to any other person or entity, and shall only be used for the purposes provided herein. Notwithstanding the foregoing, non-public information included in a Yearly Report, Quarterly Report and Additional Reports or amendments thereto may be disclosed to any retrocessionaire of the Reinsurer to the extent such disclosure is necessary for the Reinsurer to retrocede any of its liabilities hereunder to such retrocessionaire.

ARTICLE IV. REMITTANCES

          (a) COVERAGE PAYMENTS. Except as provided in paragraph (b) of this Article IV, the Reinsurer shall pay to the Company on behalf of the Reinsured any and all amounts payable hereunder, as shown and demanded in each Yearly Report, Quarterly Report or amendments thereto, within thirty (30) calendar days following receipt by the Reinsurer of each such Yearly Report, Quarterly Report or amendments thereto from the Reinsured. Any payments by the Reinsurer to the Company or other entity or person designated by the Reinsured to receive payment of amounts due hereunder on behalf of the Reinsured shall constitute payment to the Reinsured under this Agreement.

          (b) NO SETTLEMENTS UNTIL PAYMENT BY REINSURED. Except in the event of insolvency of the Reinsured as described in Article XV, no settlements shall be payable by the Reinsurer to the Reinsured for Aggregate Ultimate Net Losses recoverable hereunder until the Reinsured has effected cumulative payments of Aggregate Ultimate Net Losses during the term of this Agreement in an amount equal to the Aggregate Retention hereunder.

          (c) REPAYMENT TO REINSURER. If the Reinsurer shall have paid any amounts under this Agreement that are subsequently deemed not to be due by the Reinsurer, then the Reinsured shall promptly remit such amounts to the Reinsurer.

ARTICLE V. PREMIUM

          A premium in the amount of twenty eight million five hundred thousand dollars ($28,500,000) in immediately available funds shall be paid to the Reinsurer in consideration of the coverage provided hereunder as follows: (i) a nonrefundable premium installment of $300,000 will have been paid within five (5) days after the binders pertaining to this Agreement shall have been signed by the Reinsurer and delivered to the Reinsured, and an additional non-refundable premium installment of $300,000 will have been paid on or before August 10,1998, and (ii) the remaining premium of $27,900,000 on the Effective Date.

          This Agreement will automatically expire if the Effective Date does not occur on or before September 30, 1998. On September 30, 1998, the Agreement shall automatically extend for an additional period expiring on December 31, 1998 upon receipt of an additional non-refundable payment of $300,000 in which case the remaining premium due on the Effective Date will be $27,850,000. On the last day of each of the 4 calendar quarters subsequent to September 30, 1998, the Agreement shall automatically extend for an additional quarter upon receipt of an additional non-refundable premium installment of $50,000 for each quarterly extension. The premium installments for each extension shall be due and payable five (5) days prior to each extension. The remaining premium due on the Effective Date will be reduced by the cumulative amount of premium installments paid for all extensions other than the payment for the extension from September 30, 1998 to December 31, 1998, which payment shall reduce the remaining premium due to the Reinsurer by only $50,000. In no event will the premium due on the Effective Date ever be reduced below $27,650,000. This Agreement will automatically expire if the Effective Date does not occur on or before December 31, 1999.

ARTICLE VI. COMMUTATIONS OF CEDED REINSURANCE

          In the event that the Reinsured commutes, amends or terminates any reinsurance agreement which was in place as of the Effective Date pertaining to the Subject Business, the parties hereto will amend this Agreement in such a manner so as to put each party in the same relative economic position as it would have been in the absence of any such commutation, amendment or termination. For example, a reinsurance agreement pertaining to the Subject Business which was in place as of the Effective Date may be deemed to remain in place irrespective of any commutation, release of liability, loss portfolio transfer or other similar transaction with respect thereto.

ARTICLE VII. CREDIT FOR REINSURANCE

          (a) As regards contracts and policies or bonds issued by the Reinsured coming within the scope of this Agreement, the Reinsured agrees that when it shall file with the insurance regulatory authority or set up on its books, reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing reserves ceded to the Reinsurer. Within fifteen (15) days of its receipt of an Annual Report or a Quarterly Report, the Reinsurer hereby agrees that it will apply for and secure delivery to the Reinsured of a clean, irrevocable and unconditional Letter of Credit, issued by a qualified bank acceptable to insurance regulatory authorities having jurisdiction over the Reinsured, or establish a Trust Account for the benefit of the Reinsured, in each case containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Reinsured in an amount equal to the Aggregate Ultimate Net Losses including IBNR ceded to the Reinsurer, as shown in the statement prepared by the Reinsured (hereinafter referred to as "Reinsurer's Obligations").

          (b) If a Letter of Credit is to be used to satisfy the requirements of this Article VII, the Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date. The Letter of Credit shall remain in effect to the extent necessary to fulfill the Reinsurer's Obligations as described in paragraph (a) above; however, Reinsurer may substitute a Letter of Credit from a new qualified bank if, thirty (30) days prior to any expiration date, the issuing bank shall notify the Reinsured by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period and the new qualified bank simultaneously confirms that it will issue a Letter of Credit under the same terms upon expiration of the existing Letter of Credit.

          (c) The Reinsurer and Reinsured agree that the Letters of Credit or Trust Account provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, and be utilized by the Reinsured or any successor of the Reinsured including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Reinsured. Notwithstanding the unconditional nature of the obligation represented by the Letter of Credit or the Trust Account, the Reinsurer and the Reinsured agree that the Letter of Credit or Trust Account proceeds be used only as follows:

           (i) to reimburse the Reinsured for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

          (ii) to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement; and

          (iii) to fund an account with the Reinsured for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Reinsured's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer.

          (d) With respect to the Reinsurer's Obligations, to the extent that any special security deposits are required of the Reinsured to be maintained with state insurance regulatory authorities under the laws of any jurisdiction in which the Reinsured is licensed to issue contracts and policies or bonds, the Reinsurer shall provide, at the expense of the Reinsurer, a Letter of Credit to or a Trust Account deposit for the benefit of the state insurance regulatory authorities in an amount equal to such special security deposit requirement ("Special Deposit Requirement"). Upon notification by the Reinsured that such Special Deposit Requirement exists, the Reinsurer shall promptly establish such special security deposit and provide evidence on the date of such establishment and within forty-five (45) days of the expiration of each calendar quarter thereafter that the Reinsurer or an affiliate of the Reinsurer has satisfied such Special Deposit Requirement. In addition, upon establishing the security deposit, the Reinsurer shall provide written confirmation that the insurance regulatory authority has accepted such security deposit in lieu of the Reinsured providing such security deposit. In the event that any insurance regulatory authority denies or rejects any such security deposit, the Reinsured shall have the right to immediately draw down the Letter of Credit held by the Reinsured or Trust Account established for the benefit of the Reinsured, issued in each case pursuant to Article VII (a)-(c) above for the purpose of satisfying such Special Deposit Requirement. The Reinsurer shall immediately thereafter replace the Letter of Credit or Trust Account to secure the entirety of Reinsurer's Obligations without diminution for the funding of the Special Deposit Requirement, if required by the applicable insurance regulatory authority.

          (e) In the event the amount drawn by the Reinsured or any insurance regulatory authority on any Letter of Credit or Trust Account is in excess of the actual amount of the Reinsurer's Obligations, the Reinsured shall be deemed to be holding such funds in trust for the benefit of the Reinsurer and shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Reinsured or the Reinsurer.

          (f) The issuing or trustee bank shall have no responsibility whatsoever in connection with the priority of withdrawals made by the Reinsured or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Reinsured.

          (g) At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Reinsured shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit or adjusting the Trust Account balance, in the following manner:

          (i) If the statement shows that the cumulative balance of the Reinsurer's Obligations and any Special Deposit Requirement exceed the balance of the Letter of Credit or market value of the eligible assets held in the Trust Account as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Reinsured of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference or add eligible assets to the Trust Account with a market value equal to such difference.

          (ii) If, however, the statement shows that the Reinsurer's Obligations and any Special Deposit Requirement are less than the balance of the Letter of Credit or market value of the eligible assets held in the Trust Account as of the statement date, the Reinsured shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit or excess assets by agreement to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit or withdraw assets from the Trust Account with such excess value and deliver them to the Reinsurer.

ARTICLE VIII. FUNDS WITHHELD

          (a) It is hereby agreed that the Reinsurer shall be allowed to pay to the Reinsured, and the Reinsured shall thereafter retain, Aggregate Ultimate Net Losses, in whole or in part, in advance of the date due and payable hereunder. The advance Aggregate Ultimate Net Losses so retained shall be defined as Funds Withheld under this Agreement, and the cumulative amount of retained advance Aggregate Ultimate Net Losses, subject to the adjustments described below, shall be referred to as the Funds Withheld Balance. The Reinsurer may terminate this Funds Withheld provision in whole or in part, at its sole option, at any time, subject to the re-institution, in advance of such termination, of all security and deposit requirements set forth elsewhere in this Agreement. This Funds Withheld provision does not relieve the Reinsurer of its obligations to provide security and/or make deposits required elsewhere in this Agreement to the extent that Funds Withheld are insufficient to satisfy such requirements.

          (b) The Reinsured agrees that any Funds Withheld under this Agreement shall be applied to satisfy, in whole or in part, to the maximum extent possible given the amount of the Funds Withheld Balance, any security and deposit requirements associated with this Agreement imposed by any regulatory authority having jurisdiction over the Reinsured. If this Funds Withheld provision is not acceptable to any such regulatory authority, upon receipt of a written demand from such regulatory authority to eliminate all or part of the Funds Withheld Balance, the Reinsurer agrees that the Reinsured shall have the right to return to the Reinsurer that part of the then current Funds Withheld Balance that is at issue, at which time the Reinsurer shall provide security for the reinsurance herein, and other statutorily prescribed security deposits, satisfactory to the regulatory authorities, at the Reinsurer's expense.

           At the end of each calendar quarter the Funds Withheld Balance shall be equal to:

          (i) The Funds Withheld Balance at the end of the prior quarter plus,

          (ii) Increases in Aggregate Ultimate Net Losses ceded under this Agreement that the Reinsurer chooses to pay in advance as Funds Withheld, minus

          (iii) Decreases in Aggregate Ultimate Net Losses ceded under this Agreement that the Reinsurer chooses to apply as a credit against Funds Withheld, minus

          (iv) Aggregate Ultimate Net Losses paid by Reinsurer's Set-Off (as defined below) for the quarter, minus

          (v) Funds Withheld Balance repaid, if any, by the Reinsured to the Reinsurer, plus

          (vi) Interest at the rate of interest actually earned (gross of taxes) by the Reinsured on the Funds Withheld Balance during the quarter.

          (c) The Reinsured agrees that the Funds Withheld Balance may, at the Reinsurer's option, be set off by the Reinsurer (the "Reinsurer's Set-Off") against liability of any nature whatsoever (whether then contingent, due and payable, or in the future becoming due) that it may then have, or in the future may have under this Agreement, and such set off shall occur as a condition precedent to any further payments by the Reinsurer hereunder. The Reinsurer shall have no obligation whatsoever to pay Aggregate Ultimate Net Losses ceded under this Agreement directly to the Reinsured to the extent of the Funds Withheld Balance already held by the Reinsured.

          (d) To secure its obligations hereunder, the Reinsured agrees to pay the Funds Withheld into the Reinsured's statutory workers' compensation pledged asset trust account (or such other account as may be agreed from time to time by the Reinsurer), and that the Funds Withheld shall be maintained in a segregated account and shall not be co-mingled with the Reinsured's general account assets. The Reinsured agrees that the Funds Withheld Balance shall be invested pursuant to investment guidelines agreed to from time to time by the Reinsurer. Funds Withheld paid to the Reinsured through the

Reinsurer's Set-Off shall be immediately transferred from the segregated account to the Reinsured's general accounts. To the extent the Funds Withheld Balance exceeds the Aggregate Ultimate Net Losses ceded under this Agreement, the Reinsured shall, on five (5) days advance written notice from the Reinsurer, pay such excess to the Reinsurer in accordance with the Reinsurer's instructions.

ARTICLE IX.  REPRESENTATIONS AND WARRANTIES

          The Reinsured represents and warrants to the Reinsurer as of the Effective Date that (i) there are no discounted reserves held by the Reinsured, and (ii) all Subject Net Earned Premium will have been recorded on the Reinsured's books within 60 days after the Effective Date.

ARTICLE X. RESERVING, TAXES, RIGHT OF INSPECTION AND PARTICIPATION, CLAIMS MANAGEMENT, TERRITORY

          (a) RESERVING. For insurance regulatory accounting purposes, (i) the Reinsured shall determine the amount of its reserves and those of its subsidiaries on the Subject Business and may change those reserves from time to time as it, in its sole discretion, deems necessary or appropriate, (ii) the Reinsurer shall determine the amount of its reserves on its liability hereunder and may change those reserves from time to time as it, in its sole discretion, deems necessary or appropriate. Notwithstanding the amount of reserves carried by the Reinsurer, if Reinsurer's Obligations are subject to any special security deposit under which an insurance regulatory authority requires identical assumed and ceded reserves for purpose of computing the amount of the special security deposit, the Reinsurer or Reinsurer's affiliate shall satisfy the special security deposit by reference to the reserve amount required by the insurance regulatory authority.

          (b) TAXES. The Reinsured will be liable for all taxes on premiums (except Federal Excise Taxes) reported to the Reinsurer hereunder and will reimburse the Reinsurer for such taxes where the Reinsurer is required to pay the same.

          (c) RIGHT OF INSPECTION. At all reasonable times during the term of this Agreement, the Reinsurer shall have the right to inspect and copy, through its duly authorized representatives, the books, records and accounts of the Reinsured and its subsidiaries pertaining to the Subject Business and the calculation of Aggregate Ultimate Net Losses and all claims under this Agreement.

          (d) COMPANY CLAIMS MANAGEMENT. The Reinsured shall manage the payment of losses and ALAE and the defense of pending or threatened claims, suits or proceedings relating to the Subject Business in good faith and in accordance with its existing practices on the date of this Agreement and consistent with the Reinsured's payment of its losses and ALAE in general and its defense of claims, suits or proceedings in general.

          (e) CERTAIN RIGHTS OF PARTICIPATION IN EXTRAORDINARY CLAIMS. During the term of this Agreement, the Reinsured shall advise the Reinsurer of any claim or group of related claims pertaining to the Subject Business which exceeds or is reasonably likely to exceed seven hundred fifty thousand dollars ($750,000) on a net basis, and any material subsequent developments pertaining thereto. In each case, the Reinsured shall furnish to the Reinsurer within thirty (30) days of receipt of notice of such claim, dispute, litigation or other matter, a written statement setting forth a reasonable amount of pertinent information respecting the same; provided, however, that a failure to furnish such written statement to Reinsurer within such thirty (30) day period shall not relieve Reinsurer of its obligations under the Agreement. Upon the written request of the Reinsurer, the Reinsured will afford the Reinsurer an opportunity to participate with the Reinsured, at the sole expense of the Reinsurer, in the settlement of such claim, and the Reinsured and the Reinsurer shall cooperate in every respect in such settlement. Notwithstanding the foregoing, all final determinations as to the handling, defense, settlement or any other matter relating to any such claim shall be made by the Reinsured, in its reasonable discretion.

          (f) TERRITORY. The Reinsurer's liability shall be limited to losses occurring within the territorial limits covered by the original contracts and policies reinsured hereunder.

ARTICLE XI.  EXCLUSIONS

          This Agreement does not apply to and specifically excludes:

          (a) Business derived from any Pool, Association, including Joint Underwriting Association, Syndicate, Exchange, Plan, Fund or other facility directly as a member, subscriber or participant, or indirectly by way of reinsurance or assessments. This exclusion shall not apply to intercompany reinsurances among the Reinsured and affiliated and/or member companies of the Reinsured.

          (b) Liability of the Reinsured arising from its participation or membership, whether voluntary or involuntary, in any insolvency fund, including any guarantee fund, association, pool, plan or other facility which provides for the assessment of, payment by, or assumption by the Reinsured of a part or the whole of any claim, debt, charge, fee or other obligations of an insurer, or its successors or assigns, which has been declared insolvent by any authority having jurisdiction.

          (c) Liability excluded by the provisions of the following clauses attached hereto. The word "Reassured" used therein means "Reinsured."

          Nuclear Incident Exclusion Clause Liability - Reinsurance - No. 1B Nuclear Incident Exclusion Clauses - Physical Damage - Reinsurance -
                No. 2
          Nuclear Incident Exclusion Clause - Reinsurance - No. 4

          (d) The Reinsured's liability for punitive, exemplary or consequential damages or compensatory damages, including incurred expenses, resulting from a legal action of the Insured or assignee against the Reinsured, other than an action arising from insurance coverage or claim handling.

          (e) Losses arising from the perils of earthquake, landslide and other earth movement.

          (f) Contracts and policies issued by the Reinsured to insurance or reinsurance companies (each hereafter referred to as the "insurer") which provides insurance against liability of the insurer for any damages resulting from the alleged or actual tortious conduct of the insurer in the handling of claims made by any of its policyholders or in the handling of any other business matters with any of its policyholders.

ARTICLE XII.  EXTRA CONTRACTUAL OBLIGATIONS; LOSSES IN EXCESS OF POLICY LIMITS

          (a) This Agreement shall protect the Reinsured within the limits hereof, where its Aggregate Ultimate Net Losses include any Extra Contractual Obligations. "Extra Contractual Obligations" shall mean those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on Subject Business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Reinsured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial or any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action, but only to the extent that liability for such failure, negligence, bad faith, etc. arose from acts or omissions by the Reinsured taking place prior to the Effective Date.

          (b) This Agreement shall also protect the Reinsured, within the limits hereof, where Aggregate Ultimate Net Losses include Losses in Excess of Policy Limits. Losses in Excess of Policy Limits shall mean those losses in excess of policy limits, but otherwise within the coverage terms of the policy reinsured hereunder, including legal costs and expenses in connection therewith, incurred by the Reinsured as a result of an action against it by its insured or its insured's assignee to recover damages awarded by a court of competent jurisdiction to a third party claimant because of alleged failure by the Reinsured to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation of prosecution of an appeal consequent upon such action but only to the extent that such failure, negligence, fraud, etc. occurred prior to the Effective Date.

          (c) However, coverage under this Agreement shall not apply where any Extra Contractual Obligation or Loss in Excess of Policy Limits has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Reinsured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

ARTICLE XIII.  DECLARATORY JUDGMENT EXPENSES

          (a) This Agreement shall indemnify the Reinsured, within the limits of this Agreement, for Declaratory Judgment Expenses paid by the Reinsured that arise from the business reinsured hereunder.

          (b) "Declaratory Judgment Expenses" shall mean legal expenses paid by the Reinsured for the investigation, analysis, evaluation, and/or resolution of litigation of coverage issues between the Reinsured and any other party to determine the Reinsured's obligation to defend, indemnify and/or pay on behalf of its insured(s) under contracts and policies reinsured hereunder arising from a specific claim or claims.

          (c) The date on which Declaratory Judgment Expenses are incurred by the Reinsured shall be deemed, in all circumstances, to be the same date as the specific claim or claims under the policy reinsured hereunder.

          (d) Recoveries from any form of insurance and/or reinsurance that protect the Reinsured against claims the subject matter of this clause will inure to the benefit of the Reinsurer and shall be deducted from the total amount of Declaratory Judgment Expenses for purposes of determining the amount recoverable hereunder.

ARTICLE XIV.  ERRORS AND OMISSIONS

          Errors or omissions on the part of the Reinsured shall not invalidate the reinsurance under this Agreement, provided such errors; or omissions are corrected promptly after discovery thereof, but the liability of the Reinsurer under this Agreement or any exhibits or endorsements attached thereto shall in no event exceed the limits specified herein or therein, nor be extended to cover any risks, perils or classes of insurance generally or specifically excluded therein.

ARTICLE XV.  INSOLVENCY

          In the event of the insolvency of any of the Reinsured and the appointment of a conservator, liquidator or statutory successor, the appropriate amount of reinsurance provided by this Agreement shall be payable by the Reinsurer directly to such Reinsured or to its liquidator, receiver or statutory successor on the basis of the liability of the Reinsured under the contract or contracts reinsured. Subject to the right of offset and the verification of coverage, the Reinsurer shall pay its share of the loss without diminution because of the insolvency of such Reinsured. The liquidator, receiver or statutory successor of such subsidiary shall give written notice of the pendency of each claim against such Reinsured on a policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to such Reinsured, its liquidator or receiver or statutory successor. Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against such Reinsured as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer. The reinsurance shall be payable as set forth above except where this Agreement specifically provides for the payment of reinsurance proceeds to another party in the event of the insolvency of such subsidiary. The provisions of this Article XV shall only apply to the insolvent company or companies that are the Reinsured hereunder.

ARTICLE XVI.  TERM AND TERMINATION

          This Agreement shall be binding as of the date hereof and shall remain bound until the natural expiry or prior termination of all liabilities on the Subject Business, unless it shall have automatically expired in accordance Article V of this Agreement.

ARTICLE XVII.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of choice of law. The provision for choice of law in this Agreement is being made pursuant to Section 5-1401 of the General Obligations Law of the State of New York.

ARTICLE XVIII.  NOTICES

          Any notice or other communication hereunder shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

          If to the Company:   BUSINESS INSURANCE GROUP
                               11171 Sun Center Drive
                               Rancho Cordova, CA 95670
                               Attention: Vice President Finance

          If to the Reinsurer: INTER-OCEAN REINSURANCE COMPANY LTD.
                               12 Wesley Street, P.O. Box HM 1204
                               Hamilton, HM FX
                               Bermuda
                               Attention: President

or to such other place as the Reinsurer or the Reinsured may designate as to the Reinsurer or the Reinsured, respectively, by written notice to the other.

ARTICLE XIX.  ASSIGNMENTS AND SURVIVAL

          (a) ASSIGNMENTS AND DELEGATIONS. Except as otherwise provided herein, this Agreement is not intended to confer any rights upon any person or persons other than the parties hereto. This Agreement may not be assigned or delegated, in whole or in part, by the Reinsurer without the prior written consent of the Reinsured. With the prior written consent of the Reinsurer (which shall not be unreasonably withheld), the terms, conditions, rights and obligations under the Agreement shall be fully assignable in the event the Reinsured cedes, sells or otherwise transfers all or part of the reserves which are subject of the Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (b) SURVIVAL. Notwithstanding anything herein to the contrary, the provisions of this Agreement shall survive any direct or indirect sale or exchange of capital stock, merger, consolidation, sale or transfer of substantially all assets, business combination or other change in control of, or change in the form of business conducted by, the Reinsured or the Reinsurer.

ARTICLE XX.  FEDERAL EXCISE TAX

          (a) The Reinsurer agrees to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

          (b) In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Reinsured or its agent is responsible for recovering the tax from the United States Government.

ARTICLE XXI.  CURRENCY

          Whenever the word "Dollar" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

ARTICLE XXII.  ACTUARIAL REVIEW CLAUSE

          (a) After the Effective Date the Reinsurer shall have the right to review the Reinsured's determination of the Aggregate Ultimate Net Losses. If the Reinsurer does not agree with the Reinsured's determination, and if the difference between the Reinsured's determination of Aggregate Ultimate Net Losses and the Reinsurer's determination of Aggregate Ultimate Net Losses is irreconcilable between the parties to this Agreement, such difference shall be referred to an independent actuarial firm to be agreed upon by the parties to this Agreement. To the extent that the parties fail to mutually agree on an independent actuarial firm, they may agree to settle any difference by using a panel of three actuaries, one to be chosen by each party and the third by the two so chosen. The determinations of the three actuaries will be averaged and the result shall be final and binding on the parties hereto. The cost of any independent actuarial firm or firms shall be shared equally by the Reinsurer and the Reinsured.

          (b) Notwithstanding paragraph (a) above, in the event that any regulatory authority having jurisdiction over the Reinsured requires in writing that the Reinsured to establish reserves for any particular amount of Aggregate Ultimate Net Losses, or adjusts the Reinsured's Aggregate Ultimate Net Losses under an examination of the Reinsured's financial condition, the reserves established for Aggregate Ultimate Net Losses as determined by the regulatory authority shall be deemed by the Reinsured and Reinsurer to be the Aggregate Ultimate Net Losses for the purposes of determining the sufficiency of security deposits to be established by the Reinsurer and of funds withheld from the Reinsurer under this Agreement.

ARTICLE XXIII.  ARBITRATION

          (a) As a condition precedent to any right of action hereunder, any dispute arising out of this Agreement shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in New York, New York or such other place as the parties may agree.

          (b) The members of the board of arbitration shall be active or retired disinterested officials of property and casualty insurance or reinsurance companies other than the parties or their affiliates. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within two weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within two weeks after their nominations, each of them shall name three, of whom the other shall decline two and the decision shall be made by drawing lots. If either arbiter shall fail to submit three names to the other within the allowed time, the other may choose the third arbiter without further consultation with the arbiter that failed to submit names.

          (c)   The claimant shall submit its initial statement within twenty
(20) days from appointment of the umpire. The respondent shall submit its statement within twenty (20) days after receipt of the claimant's statement, and the claimant may submit a reply statement within ten (10) days after receipt of the respondent's statement.

          (d) The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing upon evidence introduced at a hearing or by other means of submitting evidence in which strict rules of evidence need not be followed, but in which cross examination and rebuttal shall be allowed if requested. The board shall make its decision within forty-five (45) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof

          (e) Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

          (f)   This Article shall survive the termination of this Agreement.

ARTICLE XXIV.  MISCELLANEOUS

          (a) ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Aggregate Excess of Loss Retrocession Agreement and the Assignment Agreement of even date herewith, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          (b) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

          (c) HEADINGS. The headings of the Articles and the paragraphs herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (d) SEVERABILITY. In the event any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Further, any change to any term or provision of this Agreement required by any insurance regulator having jurisdiction over any party shall be incorporated into this Agreement and shall not invalidate the Agreement.

SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized as of the date first written above.

                              INTER-OCEAN REINSURANCE COMPANY LTD.

                              By:  /s/  Michael P. Sullivan
                                 ---------------------------------------------

                              Name:  Michael P. Sullivan
                                    ------------------------------------------

                              Title:  Vice President
                                    ------------------------------------------

                              BUSINESS INSURANCE GROUP, INC.,

                              On behalf of each of the following subsidiaries:
                              CALIFORNIA COMPENSATION INSURANCE COMPANY
                              BUSINESS INSURANCE COMPANY
                              COMBINED BENEFITS INSURANCE COMPANY
                              COMMERCIAL COMPENSATION INSURANCE COMPANY

                              By:  /s/  Maurice Costa
                                 ---------------------------------------------

                              Name:  Maurice Costa
                                    ------------------------------------------

                              Title:  President
                                    ------------------------------------------

                                  ATTACHMENT A

"AGGREGATE RETENTION" shall mean Aggregate Ultimate Net Losses equal to $495,000,000 as the sum of the Reinsured's carried loss and ALAE reserves (including in each case IBNR) as of December 31, 1997, plus Aggregate Ultimate Net Losses equal to 75.70% multiplied by Subject Net Earned Premium for the period beginning January 1, 1998 and ending at the Effective Date of the Agreement, less paid losses and ALAE for Subject Business for all Accident Years through the Effective Date. The Aggregate Retention shall be determined in accordance with Statutory Accounting Principles (SAP) and applied on a basis consistent with past Reinsured practices.

                       NUCLEAR INCIDENT EXCLUSION CLAUSE -
                       LIABILITY - REINSURANCE - NO. 1B

     (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurer formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (now, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     LIMITED EXCLUSION PROVISION.*

     I. It is agreed that the policy does not apply under any liability coverage,

          to  ( INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION
              ( bodily injury or property damage
          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;

          provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

     BROAD EXCLUSION PROVISION.*
     It is agreed that the policy does not apply:

     I. Under any Liability Coverage, to ( INJURY SICKNESS, DISEASE, DEATH
                                         ( OR DESTRUCTION
                                         ( Bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating
          to ( IMMEDIATE MEDICAL OR SURGICAL    to expenses incurred with
             ( RELIEF,                          respect first aid,

          to ( BODILY INJURY, SICKNESS,         resulting from the hazardous
             ( DISEASE OR DEATH                 properties of bodily injury,

          nuclear material and arising out of the operation of nuclear facility by any person or organization.

     III. Under any Liability Coverage, to ( INJURY, SICKNESS, DISEASE, DEATH
                                           ( OR DESTRUCTION bodily injury or
                                           ( property damage

          resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c) the (INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION (bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to

               (INJURY TO OR DESTRUCTION OF PROPERTY AT SUCH NUCLEAR FACILITY. (property damage to such nuclear facility and any property (thereat.

     IV.  As used in this endorsement:

          "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIALS" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "NUCLEAR FACILITY" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

          WITH RESPECT TO INJURY TO OR DESTRUCTION OF PROPERTY, THE WORD "INJURY" OR "DESTRUCTION" INCLUDES ALL FORMS OF RADIOACTIVE CONTAMINATION OF PROPERTY "Property damage" includes all forms of radioactive contamination of property.

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

-------------------------------------------------------------------------------
    * NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

                       NUCLEAR INCIDENT EXCLUSION CLAUSE -
                      PHYSICAL DAMAGE - REINSURANCE - NO. 2

     (1) This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     I. Nuclear reactor power plants including all auxiliary property on the site, or

     II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

     III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

     (3)  Without in any way restricting the operations of paragraphs (1) and
          (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

          (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

          (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

     (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

     (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

     (7)  Reassured to be sole judge of what constitutes:

          (a)  substantial quantities, and

          (b)  the extent of installation, plant or site.

     NOTE.--Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

          (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

          (b) With respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

               NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4

     (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     (2) Without in any way restricting the operations of Nuclear Incident Exclusion Clause No. 1B - Liability, No. 2 - Physical Damage, No. 3 - Boiler and Machinery and paragraph (1) of this clause, it is understood and agreed that for all purposes as respects the reinsurance assumed by the Reinsurer from the Reassured, all original insurance policies or contracts of the Reassured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

                                              Reinsurance Assignment Agreement

                          REINSURANCE ASSIGNMENT AGREEMENT

     REINSURANCE ASSIGNMENT AGREEMENT, dated as of September 3, 1998 (this "Assignment Agreement") between Inter-Ocean Reinsurance Company Ltd., a Bermuda insurance company (the "Assignor"), and BUSINESS INSURANCE GROUP, INC., ACTING SOLELY on behalf of its subsidiaries CALIFORNIA COMPENSATION INSURANCE COMPANY, BUSINESS INSURANCE COMPANY, COMBINED BENEFITS INSURANCE COMPANY, COMMERCIAL COMPENSATION INSURANCE COMPANY, (collectively the "Assignee").

     WHEREAS the Assignee and the Assignor are parties to an Aggregate Excess of Loss Reinsurance Agreement (the "Original Contract"), dated as of September 3, 1998, a copy of which is attached hereto as Appendix A, whereby the Assignor has undertaken to make certain payments to the Assignee as described in the Original Contract;

     WHEREAS, the Assignor and American Re-Insurance Company ("American Re") have entered into a retrocessional contract of reinsurance (the "Retrocession Agreement"), a copy of which is attached hereto as Appendix B, whereby American Re has undertaken to indemnify, in whole or in part, the Assignor for amounts due by the Assignor to the Assignee pursuant to the Original Contract;

     WHEREAS, to secure the payment of all obligations of Assignor now or hereafter existing under the Original Contract, the Assignor wishes to assign to the Assignee the Assignor's rights of recovery from American Re under the Retrocession Agreement dated the date hereof;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor and the Assignee agree as follows:

     1. ASSIGNMENT. The Assignor hereby assigns to the Assignee all of the Assignor's right, title and interest in and to any and all payments by American Re under the Retrocession Agreement (the "Payments") as security for the payment of all obligations of Assignor now or hereafter existing under the Original Contract (the "Assignment"). As of the date hereof, the Assignment vests and thereafter at all times will vest in the Assignee full right and title in and to any of the Payments by American Re purported to be conveyed hereby and such conveyance of the right, title and interest in and to such Payments will constitute a valid assignment of such Payments enforceable against the Assignor and all successors, assigns and creditors of the Assignor.

     2.   ACCEPTANCE. Assignee hereby accepts the Assignment.


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

                                              Reinsurance Assignment Agreement

     3. APPOINTMENT OF BUSINESS INSURANCE GROUP, INC. AS AGENT. BUSINESS INSURANCE GROUP, INC. is appointed agent to act on behalf of each and every company herein collectively referred to as "Assignee" and the Assignor and American Re are entitled to rely upon the instructions of BUSINESS INSURANCE GROUP, INC. pertaining to all matters governed by this Assignment Agreement.

     4. ASSIGNOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Assignor shall remain liable under the Original Contract to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Assignment Agreement had not been executed, (b) the exercise by the Assignee of any of the rights hereunder shall not release the Assignor from any of its duties or obligations under the Original Contract, and (c) the Assignee shall not have any obligation or liability under the Original Contract by reason of this Assignment Agreement, nor shall the Assignee be obligated to perform any of the obligations or duties of the Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     5. REASSIGNMENT. All of the Assignor's right, title and interest in and to the Payments conveyed hereby to the Assignee may be reconveyed by the Assignee upon written notice of assignment to the Assignor and American Re.

     6. APPOINTMENT. The Assignee and its agents and representatives are hereby irrevocably constituted and designated as the Assignor's attorney-in-fact, which irrevocable power of attorney, coupled with an interest, (a) to endorse or sign any of the Assignor's name to remittances, invoices, assignments, checks, drafts, notices or other instruments in respect of the Payments, (b) to notify American Re to make the Payments directly to the Assignee pursuant to this Assignment Agreement; provided that, Assignee shall simultaneously notify Assignor of its notification to American Re to make payment hereunder, (c) to bring suit and to settle or compromise such Payments as the Assignee may, in its sole discretion, deem appropriate, and (d) to initiate and prosecute or defend, as the case maybe, arbitration proceedings under the Retrocession Agreement.

     7. SATISFACTION OF OBLIGATIONS. American Re is directed to make all payments due under the Retrocession Agreement to BUSINESS INSURANCE GROUP, INC. as agent for the Assignee. Payments to BUSINESS INSURANCE GROUP, INC. pursuant this Assignment Agreement constitute appropriate payment to each and every company herein collectively referred to as "Assignee".

     8. NOTICE TO AMERICAN RE. By executing the "Acknowledgment and Consent" on the signature page hereof, American Re accepts notification of this Assignment Agreement and consents to the terms and conditions hereof.

     9. JURISDICTION. Without limiting Section 10 hereof, in relation to any legal action or proceedings arising out of or in connection with this Assignment Agreement each party irrevocably submits to the jurisdiction of the courts of the State of New York and the United


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

                                              Reinsurance Assignment Agreement

States District Court located in the Borough of Manhattan in New York City and waives any objection to proceedings in any such court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum. The provision for choice of forum in this Assignment Agreement is being made pursuant to Section 5-1402 of the General Obligations Law of the State of New York.

     10. ARBITRATION CLAUSE. Any and all disputes and disagreements arising out of or relating to this Agreement shall be submitted for resolution to an independent arbitrator, mutually agreed to by the Assignee and the Assignor, upon the written request of the Assignee or the Assignor. If the parties are unable to mutually agree upon an arbitrator within ten (10) calendar days after delivery of a written request for arbitration, the Assignee and the Assignor shall each nominate three individuals of whom the other party shall decline two of the three individuals nominated by the other, and the list of the remaining two nominees shall be submitted to a court of competent jurisdiction and the court shall select the third arbitrator from among the names submitted. If a party fails to nominate three individuals within thirty
(30) calendar days after being requested to do so, the other party shall also appoint the second arbitrator and the two arbitrators shall select the third arbitrator. If the two arbitrators fail to agree upon the appointment of a third arbitrator within thirty (30) calendar days after their nominations, each of them shall name three (3), of whom the other shall decline two (2) and the decision shall be made by drawing lots.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies who have never been affiliated with the Assignor or Assignee, respectively. SUCH ARBITRATION PROCEEDING SHALL BE HELD IN NEW YORK, NEW YORK UNLESS OTHERWISE AGREED BY THE PARTIES HERETO.

Each party shall submit its case to the arbitrator(s) within thirty (30) calendar days after the date of appointment of the arbitrator(s). The arbitrator(s) shall make its determination with regard to the custom and usage of the insurance and reinsurance business and render a written decision solely as to the issue presented in the notice of arbitration within sixty
(60) calendar days after such submission. The majority decision of the arbitrators shall be final and binding in all respects upon all parties hereto. Judgment upon any award may only be entered in a Federal court of competent jurisdiction located in the City, County and State of New York; PROVIDED, HOWEVER, that if such judgment cannot be entered in such a Federal court expeditiously, such judgment only then may be entered in a state court of competent jurisdiction located in the City, County and State of New York. Arbitration hereunder shall take place in New York unless the Assignee and the Assignor agree otherwise. Except as otherwise provided herein, the Assignee and the Assignor shall jointly and equally bear the costs, fees, disbursements and other expenses of the arbitrator.

It is agreed that the jurisdiction of the arbitrators to make or render any decision or award shall be limited by the limit of liability expressly set forth in the Original Contract and in the Retrocession Agreement, and that the arbitrators shall have no jurisdiction to make any decision or render any award exceeding such expressly stated limits of liability, nor do they have the


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

                                              Reinsurance Assignment Agreement

jurisdiction to authorize any punitive, exemplary or consequential damage awards between the parties hereto.

     11. COUNTERPARTS. This Assignment Agreement may be executed in counterpart, each of which shall be an original, but both of which shall constitute one instrument.

     12. OTHER AGREEMENTS. Assignor and Assignee, on behalf of themselves and their respective heirs, representatives, successors and assigns shall execute, acknowledge or verify, and deliver any and all agreements, documents, instruments, reports or filings, and take any and all other actions, which from time to time may be reasonably requested by any other party to this Assignment Agreement to carry out the purposes and intent of this Assignment Agreement.

     13. ENTIRE AGREEMENT. This Assignment Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the matters which are the subject hereof.

     14. AMENDMENT. Any term of this Assignment Agreement may be amended or modified in whole or in part and the observance of any term of this Assignment Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced.

     15. RETROCESSION AGREEMENT AND ORIGINAL CONTRACT. The Retrocession Agreement shall not be amended, modified or terminated by the Assignor without the prior written consent of the Assignee. Notwithstanding Section 6 of this Assignment Agreement, the Assignee agrees not to consent to the amendment, modification or termination of the Original Contract without the prior written consent of the Assignor.

     16. THIRD PARTIES. Except as otherwise expressly provided herein, the terms and conditions of this Assignment Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in the Assignment Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Assignment Agreement, except as may be expressly provided in this Assignment Agreement.

     17. INVALIDITY. If any provisions of this Assignment Agreement as applied to any party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Assignment Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Assignment Agreement.


                                   4 of 6

                                              Reinsurance Assignment Agreement

     18. CONFIDENTIALITY. Each party agrees to keep the terms of this Assignment Agreement confidential and not to divulge any of the same to any third party; provided that nothing herein shall limit the disclosure of any such information, (a) to the extent required by statute, rule, regulation, financial reporting standards applicable to either party or by judicial process, (b) to the extent requested by any regulatory agency having jurisdiction over either party or (c) to the extent deemed appropriate by either party in any reports required to be filed under securities or banking laws.

     20. TERMINATION. This Assignment Agreement shall terminate upon the termination of all obligations of Assignor under the Original Contract.

     21. FILINGS. The Assignor hereby consents to any filings or other steps reasonably taken to implement or perfect any charge or security interest of the Assignee to effectuate and secure this Assignment Agreement.

                     [THIS SPACE IS INTENTIONALLY LEFT BLANK]


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

                                              Reinsurance Assignment Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed as of the date first above written.

                                      INTER-OCEAN REINSURANCE COMPANY LTD.

                                      By:  /s/ Michael P. Sullivan
                                          ------------------------------------
                                      Name:  Michael P. Sullivan
                                            ----------------------------------
                                      Title: Vice President
                                             ---------------------------------


                                      BUSINESS INSURANCE GROUP, INC.

                                      on behalf of its subsidiaries
                                      CALIFORNIA COMPENSATION INSURANCE COMPANY
                                      BUSINESS INSURANCE COMPANY
                                      COMBINED BENEFITS INSURANCE COMPANY
                                      COMMERCIAL COMPENSATION INSURANCE COMPANY

                                      By:  /s/ Maurice Costa
                                          ------------------------------------
                                      Name:  Maurice Costa
                                            ----------------------------------
                                      Title: President
                                             ---------------------------------

ACKNOWLEDGMENT AND CONSENT
AMERICAN RE-INSURANCE COMPANY

By:  /s/ Jeffrey Smith
    ------------------------------------
Name:  Jeffrey Smith
      ----------------------------------
Title: Senior Vice President
       ---------------------------------


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